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                                                                    EXHIBIT 24.1

                        CONSENT OF INDEPENDENT AUDITORS



To the Board of Directors                 To the Board of Directors
Richmond Savings Bank, SSB                Carolina Fincorp, Inc.
Rockingham, North Carolina                Rockingham, North Carolina


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                          /s/ Dixon, Odom & Co., L.L.P.

High Point, North Carolina
June 19, 1996